EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-49843) of our report dated February 13, 1998 (April 7, 1998 with respect to the fourth and fifth paragraphs of Note F) on our audits of Siebert Financial Corp. and Subsidiary as of December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended
December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


Richard A. Eisner & Company, LLP



New York, New York
July 29, 1998